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                                                                      EXHIBIT 13



                             SUBSCRIPTION AGREEMENT



     UBS Private Investor Funds, Inc.,  a Maryland corporation (the  'Company'),
and   Signature  Broker-Dealer  Services,  Inc.,  a  Delaware  corporation  (the
'Distributor'), hereby agree as follows:



          1. The Company hereby offers the Distributor and the Distributor hereby agrees to purchase the following shares, par value $.001 per share, of each series ('Series') of the Company: 250 shares at $100.00 per share representing 250 shares of The UBS Tax Exempt Bond Fund Series; 250 shares at $100.00 per share representing 250 shares of The UBS Bond Fund Series; 250 shares at $100.00 representing 250 shares of The UBS U.S. Equity Fund Series; and 250 shares at $100.00 per share representing 250 shares of The UBS International Equity Fund Series (collectively the 'Shares'). The Distributor hereby acknowledges receipt of a purchase confirmation reflecting the purchase of the Shares, and the Fund hereby acknowledges receipt from the Distributor of cash in the amount of $100,000 in full payment for the Shares.



          2. The Distributor represents and warrants to the Company that the Shares are being acquired for investment purposes and not with a view to the distribution thereof.



          3.  The  Distributor  agrees that  if  it  redeems  the  Shares of any
     Series prior to the fifth anniversary of the date the Company begins its investment activities, the Distributor will pay to the Company an amount equal to the number resulting from multiplying each Series' total unamortized organizational expenses by a fraction, the numerator of which is equal to the number of Shares of that Series redeemed by the Distributor and the denominator of which is equal to the number of shares of that Series outstanding as of the date of such redemption, as long as the administrative position of the staff of the Securities and Exchange Commission requires such reimbursement.



          4. The Distributor agrees that any subsequent holder of the Shares will assume Signature's obligations set forth in paragraph 3 above.



     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the 31st day of January 1996.



                                          UBS PRIVATE INVESTOR FUNDS, INC.



                                          By:    /s/ Timothy P. Sullivan
                                             .................................
                                               Name:  Timothy P. Sullivan
                                               Title: President



                                          SIGNATURE BROKER-DEALER SERVICES, INC.



                                          By:     /s/ Linwood C. Downs
                                             .................................
                                               Name:  Linwood C. Downs
                                               Title: Treasurer



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